UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report: July 28, 2010
(Date of earliest event reported: July 27, 2010)

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
   On July 27, 2010, Regency Energy Partners LP (the "Partnership") issued a press release announcing that the Partnership's Board of Directors approved a cash distribution for the quarter ended June 30, 2010.

    A copy o f the press release is set forth in Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the informaiton set forth in the attached Exhibit 99.1 is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 8.01 Other Events.
    On July 27, 2010, the Partnership announced that its Board of Directors has approved a quarterly distribution of $0.445 per unit ($1.78 annualized) on outstanding common units and Series A Preferred Units for the quarter ended June 30, 2010. The cash distribution will be paid on August 13, 2010 to unitholders of record as of the close of business on August 6, 2010.

Item 9.01 Financial Statements and Exhibits.
    (a)-(c) Not used.
    (d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the informaiton set forth in the attached Exhibit 99.1 is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Exhibit
Number	Description of the Exhibit
Exhibit 99.1	Regency Energy Partners LP Press Release dated July 27, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Stephen L. Arata
Stephen L. Arata
Executive Vice President, Chief Financial Officer

July 28, 2010